Exhibit 99.1

Diodes Incorporated Reports Fiscal 2011 and Fourth Quarter Financial Results

Achieves Record Revenue for 2011 and 21 Consecutive Years of Profitability

Plano, Texas – February 8, 2012 – Diodes Incorporated (Nasdaq: DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets, today reported its financial results for the fiscal year and fourth quarter ended December 31, 2011.

Year 2011 Highlights

•	Revenue increased to a record $635.3 million, an increase of 3.6 percent over the $612.9 million in 2010;

•	Gross profit was $193.7 million compared to $224.9 million in 2010;

•	Gross margin was 30.5 percent compared to 36.7 percent in 2010;

•	GAAP net income was $50.7 million, or $1.09 per diluted share, compared to $76.7 million, or $1.68 per diluted share in 2010; achieved 21 consecutive years of profitability;

•	Non-GAAP adjusted net income was $58.0 million, or $1.24 per diluted share, compared to $82.9 million, or $1.82 per diluted share in 2010;

•

Excluding $8.9 million of share-based compensation expense, both GAAP and non-GAAP adjusted net income would have increased by $0.19 per diluted share, the same amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in 2010;

•

Achieved $61.7 million cash flow from operations. Excluding certain tax accounting adjustments related to the Convertible Senior Notes’ retirement, adjusted cash flow from operations was $77 million. Net cash flow was a negative ($141.4) due to the retirement of the Convertible Senior Notes; and

•	Free cash flow was negative ($19.3) million. Excluding certain tax accounting adjustments related to the Convertible Senior Notes’ retirement, adjusted free cash flow was negative ($4) million.

Fourth Quarter Highlights

•	Revenue was $143.3 million, a decrease of 12.5 percent over the $163.8 million in the fourth quarter of 2010, and a decrease of 10.8 percent from the $160.6 million in the third quarter of 2011;

•	Gross profit was $35.5 million, compared to $62.6 million in the fourth quarter of 2010 and $45.2 million in the third quarter of 2011;

•	Gross profit margin was 24.8 percent, compared to 38.3 percent in the fourth quarter 2010 and 28.1 percent in the third quarter of 2011;

•

GAAP net income was $3.1 million, or $0.07 per diluted share, compared to fourth quarter 2010 of $24.0 million, or $0.52 per diluted share, and third quarter 2011 of $10.0 million, or $0.21 per diluted share;

•

Non-GAAP adjusted net income was $4.0 million, or $0.09 per diluted share, compared to fourth quarter 2010 of $25.3 million, or $0.55 per diluted share, and third quarter 2011 of $12.1 million, or $0.26 per diluted share;

•

Excluding $2.4 million of share-based compensation expense, both GAAP and non-GAAP adjusted net income would have increased by $0.05 per diluted share, the same amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in fourth quarter 2010;

•

Achieved negative ($3.4) million cash flow from operations and $4.6 million net cash flow. Excluding certain tax accounting adjustments related to the Convertible Senior Notes’ retirement, adjusted cash flow from operations was $12 million; and

•	Free cash flow was negative ($14.5) million. Excluding certain tax accounting adjustments related to the Convertible Senior Notes’ retirement, adjusted free cash flow was $0.5 million.

Commenting on the results, Dr. Keh-Shew Lu, President and Chief Executive Officer of Diodes Incorporated, stated, “I am very pleased to report that Diodes continued its growth during 2011 and achieved record revenue for the full year despite ongoing uncertainty in the global economy. This year also represented our 21st consecutive year of profitability, which underscores the success of our profitable growth strategy. The broad market weakness that began in late second quarter continued to impact all of our market segments throughout the fourth quarter, but past design win momentum and new product initiatives enabled further market share gains. Although productivity and manufacturing efficiencies in our Shanghai facility have recovered to prior levels, gross margin continues to be negatively impacted by the effects of the market softness, including increased pricing pressure, continued sales of lower margin commodity products and less than maximum utilization of manufacturing capacity, despite the increase in our finished goods inventory in advance of the Chinese New Year.”

“We are closely monitoring the market environment during the first quarter of 2012 and are continuing to delay capital investments, except for new product expansion and copper wire conversion. We have also slowed the pace of the building construction of our Chengdu facility and expect completion by the end of the second quarter of 2012. Increasing capacity at our Chengdu facility above the current pilot line level will depend upon market requirements and improvements in demand. In addition, we plan to maintain our operating expense controls. Overall, I believe we are better positioned than we were coming out of the 2009 downturn, which sets the stage for growth in 2012 as the market improves.”

Business Outlook

Dr. Lu concluded, “The first quarter is typically a seasonally down quarter for our business. However, we expect revenue to be better than the normal seasonal pattern due to improved distributor order rates in North America and Europe as well as the ramping of new projects for our products used in smartphones and tablets. As such, for the first quarter of 2012, we expect revenue to range between $138 million and $148 million, or flat plus or minus $5 million sequentially. We expect gross margin to be 25 percent, plus or minus 2.0 percent. Operating expenses are expected to remain approximately flat with fourth quarter on a dollar basis. We expect our income tax rate to range between 17 and 23 percent, and shares used to calculate GAAP EPS for the first quarter are anticipated to be approximately 47.2 million.”

Fiscal 2011

For the fiscal year 2011, revenue increased to a record $635.3 million, an increase of 3.6 percent over the $612.9 million in 2010. Gross profit was $193.7 million, or 30.5 percent of revenue, compared to $224.9 million, or 36.7 percent of revenue, in the prior year. GAAP net income was $50.7 million, or $1.09 per diluted share, compared to $76.7 million, or $1.68 per diluted share in 2010.

Non-GAAP adjusted net income for 2011 was $58.0 million, or $1.24 per diluted share, which excluded, net of tax, $3.9 million of non-cash interest expense related to the amortization of debt discount on the Convertible Senior Notes and $3.3 million of non-cash acquisition related intangible asset amortization costs, compared to non-GAAP adjusted net income of $82.9 million, or $1.82 per diluted share, in the prior year. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Twelve Months Ended December 31, 2011 unaudited
GAAP net income	$50,737

GAAP diluted earnings per share	$1.09

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Amortization of debt discount	3,921
Amortization of acquisition related intangible assets	3,319

Non-GAAP adjusted net income	$57,977

Non-GAAP adjusted diluted earnings per share	$1.24

See the tables below for further details of the reconciliation.

Included in fiscal 2011 GAAP and non-GAAP adjusted net income was approximately $8.9 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.19 per diluted share, the same amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in 2010.

EBITDA, which represents earnings before net interest expense, income tax provision, depreciation and amortization, for fiscal 2011 was $130.5 million, compared to $156.4 million for fiscal 2010. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see table below.

For the year ended December 31, 2011, net cash provided by operating activities was $61.7 million. In accordance with US GAAP, certain tax items that relate to the retirement of Convertible Senior Notes in the amount of negative $15 million have been recorded in cash flow from operations. Excluding these adjustments, adjusted cash flow from operations was $77 million. Net cash flow was a negative ($141.4) million due to the retirement of the Convertible Senior Notes. Free cash flow was a negative ($19.3) million, which was also negatively impacted $15 million by certain tax accounting adjustments related to the Convertible Senior Notes.

Fourth Quarter 2011

Revenue for the fourth quarter of 2011 was $143.3 million, a decrease of 12.5 percent over the $163.8 million in the fourth quarter of 2010, and a decrease of 10.8 percent from the $160.6 million in the third quarter of 2011. The decrease in revenue was due to a general market weakness across all market segments, including consumer, computing and communications markets.

Gross profit for the fourth quarter of 2011 was $35.5 million, or 24.8 percent of revenue, compared to $62.6 million, or 38.3 percent, in the fourth quarter of 2010 and $45.2 million, or 28.1 percent of revenue, in the third quarter 2011. The decline in gross profit margin was due primarily to a weak pricing environment and a sustained shift in product mix to lower margin products in an effort to maintain capacity utilization at the Company’s wafer fabs and Shanghai packaging facilities.

Fourth quarter 2011 GAAP net income was $3.1 million, or $0.07 per diluted share, compared to GAAP net income of $24.0 million, or $0.52 per diluted share, in the fourth quarter of 2010 and GAAP net income of $10.0 million, or $0.21 per diluted share, in the third quarter of 2011.

Non-GAAP adjusted net income for the fourth quarter of 2011 was $4.0 million, or $0.09 per diluted share, which excluded, net of tax, $0.9 million of non-cash acquisition related intangible asset amortization costs, compared to non-GAAP adjusted net income of $25.3 million, or $0.55 per diluted share, in the fourth quarter of 2010 and non-GAAP adjusted net income of $12.1 million, or $0.26 per diluted share, in the third quarter of 2011. The following is a summary reconciliation of GAAP net income to non-GAAP adjusted net income and per share data, net of tax (in thousands, except per share data):

Three Months Ended December 31, 2011 unaudited
GAAP net income	$3,115

GAAP diluted earnings per share	$0.07

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Amortization of acquisition related intangible assets	865

Non-GAAP adjusted net income	$3,980

Non-GAAP adjusted diluted earnings per share	$0.09

See the tables below for further details of the reconciliation.

Included in fourth quarter 2011 GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share, the same amount per diluted share by which share-based compensation affected GAAP and non-GAAP adjusted net income in fourth quarter 2010.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, for the fourth quarter of 2011 was $19.7 million, compared to $46.7 million for the fourth quarter of 2010 and $29.2 million for the third quarter of 2011. For a reconciliation of GAAP net income to EBITDA (non-GAAP), see the table below.

For the fourth quarter of 2011, net cash provided by operating activities was a negative ($3.4) million cash flow from operations and $4.6 million net cash flow. Excluding certain tax accounting adjustments related to the Convertible Senior Notes’ retirement, adjusted cash flow from operations was $12 million. Free cash flow was negative ($14.5) million, which was also negatively impacted $15 million by certain tax accounting adjustments related to the Convertible Senior Notes.

As of December 31, 2011, Diodes had approximately $130 million in cash and cash equivalents and working capital was approximately $317 million.

Conference Call

Diodes will host a conference call on Wednesday, February 8, 2012 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its fiscal 2011 and fourth quarter financial results. Investors and analysts may join the conference call by dialing 1-800-435-1398 and providing the confirmation code 59035950. International callers may join the teleconference by dialing 1-617-614-4078 and enter the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available until Monday, February 13, 2012 at midnight Central Time. The replay number is 1-888-286-8010 with a pass code of 28767212. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investors section of Diodes’ website and click on the conference call link at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete, logic and analog semiconductor markets. Diodes serves the consumer electronics, computing, communications, industrial, and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors; power management devices, including LED drivers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. The Company’s corporate headquarters, logistics center, and Americas’ sales office are located in Plano, Texas. Design, marketing, and engineering centers are located in Plano; San Jose, California; Taipei, Taiwan; Manchester, England; and Neuhaus, Germany. The Company’s wafer fabrication facilities are located in Kansas City, Missouri and Manchester, with two manufacturing facilities located in Shanghai, China, another in Neuhaus, and two joint venture facilities located in Chengdu, China. Additional engineering, sales, warehouse, and logistics offices are located in Fort Worth, Texas; Taipei; Hong Kong; Manchester; and Munich, Germany, with support offices located throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: gross margin continues to be negatively impacted by the effects of the market softness, including increased pricing pressure, continued sales of lower margin commodity products and less than maximum utilization of manufacturing capacity, despite the increase in our finished goods inventory in advance of the Chinese New Year; we are closely monitoring the market environment during the first quarter of 2012 and are continuing to delay capital investments, except for new product expansion and copper wire conversion; we have also slowed the pace of the building construction of our Chengdu facility and expect completion by the end of the second quarter of 2012; increasing capacity at our Chengdu facility above the current pilot line level will depend upon market requirements and improvements in demand; in addition, we plan to maintain our operating expense controls; overall, I believe we are better positioned than we were coming out of the 2009 downturn, which sets the stage for growth in 2012 as the market improves; the first quarter is typically a seasonally down quarter for our business; however, we expect revenue to be slightly better than the normal seasonal pattern due to improved distributor order rates in North America and Europe as well as the ramping of new projects for our products used in smartphones and tablets; as such, for the first quarter of 2012, we expect revenue to range between $138 million and $148 million, or flat plus or minus $5 million sequentially; we expect gross margin to be 25 percent, plus or minus 2.0 percent; operating expenses are expected to remain approximately flat with fourth quarter on a dollar basis; and we expect our income tax rate to range between 17 and 23 percent, and shares used to calculate GAAP EPS for the first quarter are anticipated to be approximately 47.2 million. Potential risks and uncertainties include, but are not limited to, such factors as: we may not be able to maintain our current growth strategy or continue to maintain our current performance, costs and loadings in our manufacturing facilities; risks of domestic and foreign operations, including excessive operation costs, labor shortages and our joint venture prospects; unfavorable currency exchange rates; our future guidance may be incorrect; the global economic weakness may be more severe or last longer than we currently anticipated; and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

# # #

Company Contact:	Investor Relations Contact:

Diodes Incorporated	Shelton Group
Laura Mehrl	Leanne Sievers
Director of Investor Relations	EVP, Investor Relations
P: 972-987-3959	P: 949-224-3874
E: laura_mehrl@diodes.com	E: lsievers@sheltongroup.com

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
NET SALES	$143,313	$163,767	$635,251	$612,886
COST OF GOODS SOLD	107,818	101,124	441,554	388,017

Gross profit	35,495	62,643	193,697	224,869
OPERATING EXPENSES
Selling, general and administrative	22,585	23,105	89,974	88,784
Research and development	6,876	6,180	27,231	26,584
Amortization of acquisition related intangible assets and other	1,095	1,121	4,503	4,569

Total operating expenses	30,556	30,406	121,708	119,937

Income from operations	4,939	32,237	71,989	104,932
OTHER INCOME (EXPENSES)
Interest income	175	255	1,024	2,842
Interest expense	(116)	(913)	(3,139)	(5,229)
Amortization of debt discount	—	(1,943)	(6,032)	(7,656)
Other	(940)	1,465	(178)	3,214

Total other income (expenses)	(881)	(1,136)	(8,325)	(6,829)
Income before income taxes and noncontrolling interest	4,058	31,101	63,664	98,103
INCOME TAX PROVISION	245	6,134	10,157	17,839

NET INCOME	3,813	24,967	53,507	80,264
Less: NET INCOME attributable to noncontrolling interest	(698)	(1,000)	(2,770)	(3,531)

NET INCOME attributable to common stockholders	$3,115	$23,967	$50,737	$76,733

EARNINGS PER SHARE attributable to common stockholders
Basic	$0.07	$0.54	$1.12	$1.74

Diluted	$0.07	$0.52	$1.09	$1.68

Number of shares used in computation
Basic	45,425	44,485	45,202	44,146

Diluted	46,599	45,867	46,713	45,546

Note: Throughout this release, we refer to “net income attributable to common stockholders” as “net income.”

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the fiscal year ended December 31, 2011:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
GAAP				$50,737

Earnings per share (GAAP)
Diluted				$1.09

Adjustments to reconcile GAAP net incometo Non-GAAP adjusted net income:
Amortization of acquisition related intangible assets	4,503	—	(1,184)	3,319
Amortization of debt discount	—	6,032	(2,111)	3,921

Adjusted (Non-GAAP)				$57,977

Diluted shares used in computing earnings per share				46,713

Adjusted earnings per share (Non-GAAP)
Diluted				$1.24

Note: Included in GAAP and non-GAAP adjusted net income was $8.9 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.19 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the fiscal year ended December 31, 2010:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
GAAP				$76,733

Earnings per share (GAAP)
Diluted				$1.68

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Amortization of acquisition related intangible assets	4,425		(1,239)	3,186
Gain on sale of assets	(1,837)		661	(1,176)
Impairment of long-lived assets		144	(55)	89
Amortization of debt discount		7,655	(2,679)	4,976
Forgiveness of debt		(1,076)	161	(915)

Adjusted (Non-GAAP)				$82,894

Diluted shares used in computing earnings per share				45,546

Adjusted earnings per share (Non-GAAP)
Diluted				$1.82

Note: Included in GAAP and non-GAAP adjusted net income was approximately $8.5 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted earnings per share (“EPS”) would have increased by an additional $0.19 per share.

DIODES INCORPORATED AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2011:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
GAAP				$3,115

Earnings per share (GAAP)
Diluted				$0.07

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Amortization of acquisition related intangible assets	1,095	—	(230)	865

Adjusted (Non-GAAP)				$3,980

Diluted shares used in computing earnings per share				46,599

Adjusted earnings per share (Non-GAAP)
Diluted				$0.09

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.4 million, net of tax, non-cash share-based compensation expense. Excluding share based compensation expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME – Cont.

(in thousands, except per share data)

(unaudited)

For the three months ended December 31, 2010:

	Operating Expenses	Other Income (Expense)	Income Tax Provision	Net Income
GAAP				$23,967

Earnings per share (GAAP)
Diluted				$0.52

Adjustments to reconcile GAAP net income to Non-GAAP adjusted net income:
Amortization of acquisition related intangible assets	1,121	—	(314)	807
Amortization of debt discount	—	1,943	(465)	1,478
Forgiveness of debt	—	(1,076)	161	(915)

Adjusted (Non-GAAP)				$25,337

Diluted shares used in computing earnings per share				45,867

Adjusted earnings per share (Non-GAAP)
Diluted				$0.55

Note: Included in GAAP and non-GAAP adjusted net income was approximately $2.1 million, net of tax, non-cash share-based compensation expense. Excluding this expense, both GAAP and non-GAAP adjusted diluted EPS would have increased by an additional $0.05 per share.

ADJUSTED NET INCOME (Non-GAAP)

This measure consists of generally accepted accounting principles (“GAAP”) net income, which is then adjusted solely for the purpose of adjusting for amortization of acquisition related intangible assets, amortization of debt discount, gain on sale of assets, impairment of long-lived assets and forgiveness of debt, as discussed below. Excluding gain on sale of assets, impairment of long-lived assets, and forgiveness of debt provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance. The Company excludes the above listed items to evaluate the Company’s operating performance, to develop budgets, to determine incentive compensation awards and to manage cash expenditures. Presentation of the above non-GAAP measures allows investors to review the Company’s results of operations from the same viewpoint as the Company’s management and Board of Directors. The Company has historically provided similar non-GAAP financial measures to provide investors an enhanced understanding of its operations, facilitate investors’ analyses and comparisons of its current and past results of operations and provide insight into the prospects of its future performance. The Company also believes the non-GAAP measures are useful to investors because they provide additional information that research analysts use to evaluate semiconductor companies. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of net income on both a GAAP basis and non-GAAP basis be performed to get a comprehensive view of the Company’s results. The Company provides a reconciliation of GAAP net income to non-GAAP adjusted net income.

Amortization of acquisition related intangible assets – The Company excluded the amortization of its acquisition related intangible assets including developed technologies and customer relationships. The fair value of the acquisition related intangible assets, which was allocated to the assets through purchase accounting, is amortized using straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. The Company believes the exclusion of the amortization expense of acquisition related assets is appropriate as a significant portion of the purchase price for its acquisitions was allocated to the intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both the Company’s newly acquired and long-held businesses. In addition, the Company excluded the amortization expense as there is significant variability and unpredictability across other companies with respect to this expense.

Amortization of debt discount – The Company excluded the amortization of debt discount on its 2.25% Convertible Senior Notes (“Notes”). This amortization was excluded from management’s assessment of the Company’s core operating performance. Although the amortization of debt discount is recurring in nature, the expected life of the Notes is five years as that is the earliest date in which the Notes can be put back to the Company at par value. The amortization period ended October 1, 2011, therefore the Company no longer records an amortization of debt discount. In addition, over the past several years, the Company has repurchased some of its Notes, which made the principal amount outstanding and related amortization vary from period to period, and as such the Company believes the exclusion of the amortization facilitates comparisons with the results of other periods that may reflect different principal amounts outstanding and related amortization.

Gain on sale of assets – The Company excluded the gain recorded for the sale assets. During the second quarter of 2010, the Company sold assets located in Germany and this gain was excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the gain on sale of assets provides investors an enhanced view of a gain the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such gains.

Impairment of long-lived assets – The Company excluded the impairment of long-lived assets. During the third quarter of 2010, the Company impaired certain assets, which was excluded from management’s assessment of the Company’s core operating performance. The Company believes the exclusion of the impairment of long-lived assets provides investors an enhanced view of a loss the Company may incur from time to time and facilitates comparisons with results of other periods that may not reflect such impairments.

Forgiveness of debt – The Company excluded the forgiveness of debt related to one of its Asia subsidiaries. The forgiveness of debt is excluded from management’s assessment of our operating performance. The Company believes the exclusion of the forgiveness of debt provides investors an enhanced view of the adjustment the Company may incur from time to time and facilitates comparisons with the results of other periods that may not reflect such charges.

ADJUSTED EARNINGS PER SHARE (Non-GAAP)

This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding amortization of acquisition related intangible assets, amortization of debt discount, gain on sale of assets, impairment of long-lived assets, and forgiveness of debt as described above. Excluding gain on sale of assets, impairment of long-lived assets, and forgiveness of debt provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations, as described in further detail above. Excluding the amortization of acquisition related intangible assets and amortization of debt discount allows for comparison of the Company’s current and historic operating performance, as described in further detail above. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from measures used by other companies. The Company recommends a review of diluted earnings per share on both a GAAP basis and non-GAAP basis be performed to obtain a comprehensive view of the Company’s results. Information on how these share calculations are made is included in the reconciliation table provided.

CASH FLOW ITEMS

Free cash flow (FCF) (Non-GAAP)

FCF for fiscal 2011 and fourth quarter of 2011 is a non-GAAP financial measure, which is calculated by taking cash flow from operations less capital expenditures. For fiscal 2011 the amount was ($19.3) million ($61.6 million less (-) $80.9 million) and for fourth quarter 2011, the amount was ($14.5) million (($3.4) million less (-) ($11.1) million). FCF represents the cash and cash equivalents that we are able to generate after taking into account cash outlays required to maintain or expand property, plant and equipment. FCF is important because it allows us to pursue opportunities to develop new products, make acquisitions and reduce debt. In addition, FCF was impacted by certain tax items included in cash flows from operations, see the next item for further details.

Adjusted cash flows from operations (Non-GAAP)

For fiscal 2011 and fourth quarter 2011, in accordance with U.S. GAAP, certain tax items relating to our retirement of Notes have been recorded in cash flows from operations. Adjusted cash flows from operations is a non-GAAP financial measure, which is calculated by taking cash flows from operations and adding back certain tax items relating to our retirement of Notes. For fiscal 2011 the amount was $77 million ($62 million plus (+) $15 million) and for fourth quarter 2011, the amount was $12 million (($3) million plus (+) $15 million). Although other items related to retirement of the Notes were included in cash flows from financing, U.S. GAAP does not allow certain tax related items to be included in cash flow from financing. This non-GAAP exclusion is important because it identifies certain tax items that would not have been included in cash flows from operations had we not had the retirement of Notes.

Adjusted FCF (Non-GAAP)

Adjusted FCF is a non-GAAP financial measure, which is calculated by taking FCF and adding back certain tax items in cash flows from operations related to our retirement of Notes as described above. For fiscal 2011 the amount was ($4) million (($19) million plus (+) $15 million) and for fourth quarter 2011, the amount was $0.5 million (($14.5) million plus (+) $15 million).

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties, such as financial institutions in extending credit, in evaluating companies in our industry and provides further clarity on our profitability. In addition, management uses EBITDA, along with other GAAP measures, in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing, operating in different income tax jurisdictions, and accounting effects of capital spending, including the impact of our asset base, which can differ depending on the book value of assets and the accounting methods used to compute depreciation and amortization expense. EBITDA is not a recognized measurement under GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures used by other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended December 31,
	2011	2010
Net income (GAAP)	$3,115	$23,967
Plus:
Interest expense, net (1)	(59)	2,601
Income tax provision	245	6,134
Depreciation and amortization	16,382	14,036

EBITDA (Non-GAAP)	$19,683	$46,738

	Twelve Months Ended December 31,
	2011	2010
Net income (GAAP)	$50,737	$76,733
Plus:
Interest expense, net (2)	8,147	10,043
Income tax provision	10,157	17,839
Depreciation and amortization	61,431	51,796

EBITDA (Non-GAAP)	$130,472	$156,411

(1)	Includes $0.0 and $2.0 million for the three months ended December 31, 2011 and 2010, respectively, of amortization of debt discount.
(2)	Includes $6.0 million and $7.7 million for the twelve months ended December 31, 2011 and 2010, respectively, of amortization of debt discount.

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

ASSETS

(in thousands)

	December 31, 2011	December 31, 2010
	unaudited
CURRENT ASSETS
Cash and cash equivalents	$129,510	$270,901
Accounts receivable, net	132,408	129,207
Inventories	140,337	120,689
Deferred income taxes, current	5,450	8,276
Prepaid expenses and other	19,093	11,679

Total current assets	426,798	540,752

DEFERRED INCOME TAXES, non current	26,863	1,574
PROPERTY, PLANT AND EQUIPMENT, net	225,393	200,745
OTHER ASSETS
Goodwill	67,818	68,949
Intangible assets, net	24,197	28,770
Other	21,995	5,760

Total assets	$793,064	$846,550

DIODES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

LIABILITIES AND EQUITY

(in thousands, except share data)

	December 31, 2011	December 31, 2010
	unaudited
CURRENT LIABILITIES
Lines of credit and short-term debt	$8,000	$—
Accounts payable	66,063	70,057
Accrued liabilities and other current liabilities	30,793	37,635
Income tax payable	4,855	15,412
Convertible senior notes	—	128,261

Total current liabilities	109,711	251,365

LONG-TERM DEBT, net of current portion
Long-term borrowings	2,857	3,393
CAPITAL LEASE OBLIGATIONS, net of current portion	1,082	1,380
OTHER LONG-TERM LIABILITIES	30,699	37,520

Total liabilities	144,349	293,658

COMMITMENTS AND CONTINGENCIES	—	—
EQUITY
Diodes Incorporated stockholders’ equity
Preferred stock - par value $1.00 per share; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - par value $0.66 2/3 per share; 70,000,000 shares authorized; 45,432,252 and 44,662,796 issued and outstanding at December 31, 2011 and December 31, 2010, respectively	30,423	29,775
Additional paid-in capital	263,455	231,842
Retained earnings	375,644	324,907
Accumulated other comprehensive loss	(35,762)	(45,080)

Total Diodes Incorporated stockholders’ equity	633,760	541,444

Noncontrolling interest	14,955	11,448

Total equity	648,715	552,892

Total liabilities and equity	$793,064	$846,550